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                                                                  EXHIBIT 23(B)

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of (i) our report dated January 30, 1998, except for Note 11, as to which the date is September 14, 1998, with respect to the consolidated financial statements of United Rentals, Inc., (ii) our report dated January 23, 1998, with respect to the financial statements of J&J Rental Services, Inc., (iii) our report dated January 19, 1998, with respect to the financial statements of Bronco Hi-Lift, Inc., (iv) our report dated January 23, 1998, with respect to the financial statements of Mission Valley Rentals, Inc., (v) our report dated June 24, 1998, with respect to the financial statements of Power Rental Co., Inc., (vi) our report dated April 20, 1998, except for Note 10, as to which the date is April 22, 1998, with respect to the combined financial statements of Valley Rentals, Inc., (vii) our report dated April 22, 1998, with respect to the financial statements of Pro Rentals, Inc., (viii) our report dated April 15, 1998, with respect to the combined financial statements of Able Equipment Rental, Inc., (ix) our report dated April 21, 1998, with respect to the combined financial statements of Channel Equipment Holding, Inc., (x) our report dated April 22, 1998, with respect to the financial statements of ASC Equipment Company, Inc. and (xi) our report dated July 17, 1998, with respect to the combined financial statements of Adco Equipment, Inc., in Post-Effective Amendment No. 2 to the Registration Statement (Form S-1 No. 333-41419) and the related Prospectus of United Rentals, Inc. for the registration of 22,072,519 shares of its common stock.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey
September 21, 1998